UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 28, 2008

THE ENLIGHTENED GOURMET, INC.

(Exact name of registrant as specified in charter)

Nevada	000-51597	32-0121206
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

236 Centerbrook

Hamden, CT  06518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 230-9930

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 3.02

Unregistered Sale of Equity Securities

May 28 Financing

On May 28, 2008, The Enlightened Gourmet, Inc. (the “Company”) entered into subscription agreements (the “May 28 Agreements”) with accredited investors (the “May 28 Investors”) pursuant to which the May 28 Investors purchased 7,500 shares of the Company’s series B convertible redeemable preferred stock (the “Series B Preferred Shares”) for an aggregate purchase price of $150,000.00 (the “May 28 Series B Preferred Shares”).

The Series B Preferred Shares have no voting rights, except as required by law. The Series B Preferred Shares have a liquidation preference of $20.00 per share and do not pay any dividend.

Each Series B Preferred Share is convertible, at any time, at the option of the holder, into such number of shares of common stock, $0.001 par value (“Common Stock”) determined by (i) dividing the number of shares Common Stock outstanding as of the date of the first conversion of the Series B Preferred Shares, plus the number of shares of Common Stock issuable upon exercise of any issued and outstanding warrants and conversion of any issued and outstanding convertible debentures by three, and (ii) dividing the result of that calculation by 250,000. The result of that calculation is that if all of the authorized Series B Preferred Shares are sold, holders of all of the Series B Preferred Shares (including CMS (as defined below)) would receive, upon conversion, Common Stock equal to 25% the number of shares of our Common Stock that would be outstanding as of the date of conversion if all of our outstanding convertible securities were converted al all of our outstanding warrants were exercised. Based on the current capitalization of the Company, a $50,000 investment would convert into 575,309 shares of Common Stock.

We can redeem the Series B Preferred Shares upon not less than 15 days written notice to the holder at a price of $.001 per share:

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at any time after our annual revenue is not less than $20 million,

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upon closing of a financing, or multiple financings, from unrelated investors totaling not less than $8,000,000, or

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at any time after the second anniversary of their date of issuance.

Of the aggregate gross proceeds of $150,000, $108,745.21 was used to retire an aggregate principal amount of $100,000 12% Promissory Notes, plus interest accrued thereon, issued to the holder on August 24, 2007. As a result of this transaction, the Company now has an aggregate principal amount of $800,000 12% Promissory Notes outstanding.

Charles Morgan Securities, Inc., a registered broker-dealer ("CMS"), acted as placement agent for the sale of the Company’s Series B Preferred Shares. In connection with the closing, CMS was entitled to receive a cash fee equal to 10% of the gross proceeds, together with non-accountable expenses in the amount of 3% of the proceeds, in cash. In addition, CMS was entitled to receive 5,000 shares of the Company’s Series B Preferred Shares.

The securities were offered and sold to the May 28 Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The May 28 Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. The shares issued to CMS were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

3.1

Certificate of Designations for the Series B Convertible Preferred Stock (previously filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 18, 2008)

4.1

Form of Subscription Agreement (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 18, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENLIGHTENED GOURMET, INC.

Date: June 3, 2008

By: /s/ Alexander L. Bozzi, III

Name: Alexander L. Bozzi, III

Title: President

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